RESTATED ARTICLES OF INCORPORATION OF
         CHIU MINIMALLY INVASIVE SPINE SURGERY AND MEDICAL CENTERS, INC.


         JOHN C. CHIU, M.D., certifies that:

         1. He is both the President and the Secretary of CHIU MINIMALLY INVASIVE SPINE SURGERY MEDICAL CENTERS, INC., a California corporation.

         2. The following Restated Articles restate the entire text of the Articles of Incorporation of the Corporation as amended to date:

                       "FIRST:  The name of this  Corporation  is CHIU MINIMALLY
                INVASIVE SPINE SURGERY CENTERS, INC.

                       SECOND:  The purpose of this  Corporation is to engage in
                any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                       THIRD:  The total number of shares which this Corporation
                is authorized to issue is one hundred thousand (100,000).

                       FOURTH:  The  name  and  address  in  this  state  of the
                Corporation's initial agent for service of process is John C. Chiu, M.D., 2100 Lynn Road, Suite 125, Thousand Oaks, California 91360.

                       FIFTH: The liability of the directors of this Corporation
                for monetary damages shall be eliminated to the fullest extent permissible under California law.

                       SIXTH:  This  Corporation  is authorized to indemnify the
                directors and officers of the Corporation to the fullest extent permissible under California law.

         3. The Restated Articles do not themselves amend the Articles of Incorporation of the Corporation and no approval of this certificate by the outstanding shares is required.

         4. The execution and filing of this certificate was authorized and has been approved by the Board of Directors.

                                            /s/ John C. Chiu
                                            ---------------------------------
                                            JOHN C. CHIU, M.D., President and
                                            Secretary




         The undersigned declares under penalty of perjury that the matter set forth in the foregoing certificate are true and correct of his own knowledge and that this declaration was executed on April 14, 1998, at Thousand Oaks, California.

                                            /s/ John C. Chiu
                                            -------------------------------
                                            JOHN C. CHIU, M.D.



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